EXHIBIT 23.1


                           Stonefield Josephson, Inc.
                          Certified Public Accountants
                          Business & Personal Advisors
                Members: DFK, IAPA, Institute of Profit Advisors



CONSENT OF INDEPENDENT AUDITORS

Board of Directors
The Neptune Society
Burbank, California



We consent to the use of our auditors' report dated June 11, 1999 covering the combined financial statements of The Neptune Society as of December 31, 1998 and for the two years then ended, to be included in the Form 10, General Form for Registration of Securities, to be filed with the Securities and Exchange Commisssion on approximately October 3, 2000.


/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
October 3, 2000



1620 26th Street, Suite 400 South            One Post Street, Suite 3300
Santa Monica, CA  90404-4041                 San Francisco, CA  98104-9572
310 453-9400 FAX 310 453-1187                415 981-9400 FAX 415 391-2310

2121 N. California Blvd., Suite 900          4400 MacArthur Blvd., Suite 400
Walnut Creek, CA  94596-7306                 Newport Beach, CA  92660-2519
925 938-9400 FAX 925 930-0107                949 653-9400 FAX 949 851-4669

                              www.sjaccounting.com